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                                                                   EXHIBIT 10.16


 AMENDMENT TO RESELLER AGREEMENT BETWEEN MARIMBA, INC. AND TIVOLI SYSTEMS, INC.


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REFERENCE AGREEMENT NUMBER: RES9700332  AMENDMENT NO: 05
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MARIMBA NAME AND ADDRESS:               RESELLER NAME AND ADDRESS:
Marimba, Inc. ("Marimba")               Tivoli Systems, Inc. ("Reseller")
440 Clyde Avenue                        9442 Capital of Texas Highway North
Mountain View, CA 94043                 Austin, TX 78792

MARIMBA COMPANY CONTACT:                RESELLER COMPANY CONTACT:
Todd Smithline                          Howard J Nicholas
Legal Counsel                           Manager, Contract Services,
Phone: (650) 930-5233                   Business Operations
Fax: (650) 930-5605                     Phone: (512) 436-8616
                                        Fax: (512) 436-8461
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WHEREAS, the parties desire to amend the Reseller Agreement by and between
Marimba and Reseller dated as of August 14, 1997 (the "Reseller Agreement") for a fourth time as set forth herein;

NOW THEREFORE, in consideration of agreements reached between the parties, the Reseller Agreement is hereby amended as follows (this "Amendment"):

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Reseller Agreement.

2.   Section 12. Term and Termination. Add the following provision:

"The parties agree that the Reseller Agreement will be extended automatically when it reaches its present expiration date until the earlier to occur of (i) receipt of written notice by Marimba from Reseller of termination or (ii) December 31, 1999. Reseller agrees to use reasonable commercial efforts to notify Marimba in advance of its intention to terminate if prior to December 31, 1999."

3. Section 1a. License Grant. Section 1.a. of the License Grant is hereby amended to add the following to the end of the existing text:

"Notwithstanding the foregoing, the parties agree that Reseller may not distribute any Copies of any Products to any end-user customer unless a written request for approval of the sale to the specific customer is submitted to Marimba from Tivoli's Business Unit Manager for the Internet Business Unit (currently Chuck Stern) and Marimba has agreed to such end-user customer in advance in writing."

The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. Further, they agree that this Amendment and the referenced Reseller Agreement are the complete and exclusive statement of the agreement between the parties, superseding all proposals or communications between the parties relating to this subject. Any reproduction of this Amendment by reliable means will be considered an original of this document. This Amendment shall be effective as of the date last executed below.


TIVOLI SYSTEMS, INC.                    MARIMBA, INC.

By: /s/ Howard J. Nicholas              By: /s/ Steve Williams
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Name: Howard J. Nicholas                Name: Steve Williams
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Title: Dir. Outsourcing Procurement     Title: Chief Operating Officer
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Date: June 29, 1999                     Date: June 29, 1999
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